Exhibit 99.3

Designated Filer:     WPM, L.P.

Issuer & Ticker Symbol:     Fidelity National Information Services, Inc. (FIS)

Date of Event Requiring Statement: February 14, 2013

JOINT FILERS’ SIGNATURES

WPM GP, LLC

By:	/s/ Scott A. Arenare		Date:	February 15, 2013
	Name:	Scott A. Arenare
	Title:	Managing Director and Secretary

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By: Warburg Pincus IX LLC, its General Partner
By: Warburg Pincus Partners LLC, its Sole Member
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare		Date:	February 15, 2013
	Name:	Scott A. Arenare
	Title:	Attorney-in-Fact*

WARBURG PINCUS IX LLC

By: Warburg Pincus Partners LLC, its Sole Member
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare		Date:	February 15, 2013
	Name:	Scott A. Arenare
	Title:	Attorney-in-Fact*

WARBURG PINCUS PARTNERS LLC

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare		Date:	February 15, 2013
	Name:	Scott A. Arenare
	Title:	Attorney-in-Fact*

WARBURG PINCUS & CO.

By:	/s/ Scott A. Arenare		Date:	February 15, 2013
	Name:	Scott A. Arenare
	Title:	Attorney-in-Fact*

WARBURG PINCUS LLC

By:	/s/ Scott A. Arenare		Date:	February 15, 2013
	Name:	Scott A. Arenare
	Title:	Managing Director

CHARLES R. KAYE

By:	/s/ Scott A. Arenare		Date:	February 15, 2013
	Name:	Charles R. Kaye
	By:	Scott A. Arenare, Attorney-in-Fact*

JOSEPH P. LANDY

By:	/s/ Scott A. Arenare		Date:	February 15, 2013
	Name:	Joseph P. Landy
	By:	Scott A. Arenare, Attorney-in-Fact*

* The Power of Attorney given by each of Warburg Pincus & Co., Mr. Kaye and Mr. Landy was previously filed with the U.S. Securities & Exchange Commission on January 15, 2013 as an exhibit to a statement on Schedule 13D/A filed by Warburg Pincus Private Equity X, L.P. with respect to Talon Therapeutics, Inc. and is hereby incorporated by reference.